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                            WASHINGTON, D.C.  20549

                                   FORM 8-K/A
                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): OCTOBER 13, 1997 (JULY 29,
1997)

                                  LASON, INC.


  DELAWARE                           0-21407          38-3214743
--------------------------------   ----------       ---------------
(State or other jurisdiction       (Commission      (I.R.S. Employer
of incorporation)                  File Number)     Identification Number)


1305 STEPHENSON HIGHWAY
TROY, MICHIGAN                                      48083
----------------------------------                  ---------------
(Address of Principal                               (Zip Code)
Executive Offices)

                                 (810) 597-5800
                          ---------------------------
              (Registrant's Telephone Number, Including Area Code)

This current report on Form 8-K/A amends and restates, in its entirety, the Current Report or Form 8-K (date of report July 29, 1997) which was filed with the Securities and Exchange Commission on August 4, 1997.

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

          Lason Systems, Inc. ("Systems"), a wholly-owned subsidiary of Lason, Inc. (the "Company"), acquired all of the outstanding shares of Common Stock of Image Conversion Systems, Inc. ("ICS") pursuant to an Agreement of Purchase and Sale of Stock dated July 17, 1997 which was consummated on July 29, 1997 (the "Stock Purchase Agreement"), between and among the Company, Systems, ICS and approximately 35 shareholders of ICS (such acquisition is referred to herein as the "ICS Acquisition").

          The aggregate consideration paid by the Company as a result of the ICS Acquisition was determined pursuant to arm's length negotiations and consisted of 47,441 shares of Common Stock, par value $.01 per share ("Common Stock") of the Company and $18,837,696 in cash. The shares of Common Stock are being held in escrow to collateralize the shareholders' indemnification obligations to Systems under the Stock Purchase Agreement during the twelve month period from the date of acquisition. The escrow agreement also provides that the shares of certain of the shareholders are subject to forfeiture if ICS does not achieve certain levels of operating income during the remaining quarters and year ending December 31, 1997 and for the quarters and year ending Decmeber 31, 1998. Further, if the operating income of ICS for such periods exceeds a targeted level, the purchase price may be increased by approximately $3.0 million payable to certain selling shareholders, two-thirds in cash and one-third in shares of the Company's Common Stock. The Common Stock issued in the ICS Acquisition is subject to a 24-month lock-up agreement.


          The primary source of the cash portion of the purchase price used in the ICS Acquisition was Systems' credit facility with a bank group led by First Union National Bank.

          The description of the foregoing ICS Acquisition is qualified in its entirety by reference to the copy of the Agreement of Purchase and Sale of Stock filed as an Exhibit to the Company's Form 8-K filed on August 4, 1997.

          The Company is not aware of any material relationship that existed prior to the ICS Acquisition between the Company, its officers and directors, on the one hand and ICS and its shareholders, on the other.

          The assets of ICS include cash, receivables, inventories, equipment and other personal property. The Company intends to continue the utilization of these assets in a manner


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          consistent with that of their historical usage, namely, providing document conversion to electronic and other media in eight states.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

          (a)  Financial Statements of ICS:                                          Page
                                                                                     ----


               The audited balance sheet of ICS as of October 31, 1996, and the related statements of operations, shareholders' equity and cash flows for the year then ended and the report of Arthur Andersen
               L.L.P. thereon, and the balance sheet of ICS as of April 30, 1997
               (unaudited), the statement of operations for the six months ended
               April 30, 1997 and 1996 (unaudited), the statement of changes in shareholders' equity as of April 30, 1997 (unaudited), the statement of cash flows for the six months ended April 30, 1997 and 1996 (unaudited), and the Notes to the Financial Statements are incorporated by reference from the Registration Statement on Form S-1, as amended, filed with the Securities and Exchange
               Commission on August 4, 1997 (Reg. No. 333-32747).

          (b)  Pro Forma Financial Information:

               Pro Forma Condensed Consolidated Balance Sheets as of                      4
               June 30, 1997 (unaudited)

               Pro Forma Condensed Consolidated Statements of Income for the              5
               Six Months Ended June 30, 1997 (unaudited)

               Pro Forma Condensed Consolidated Statements of Income for the              6
               year ended December 31, 1996 (unaudited)

               Notes to Pro Forma Condensed Consolidated Financial                       7-8
               Information (unaudited)

          (c)  Exhibits

               2.9 Agreement of Purchase and Sale of Stock with respect to the ICS Acquisition was filed as exhibit to the Company's Form
                    8-K filed with the Securities and Exchange Commission on August 4, 1997 and is incorporated herein by reference.

               23.1 Consent of Arthur Andersen L.L.P.



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
                                  LASON, INC.
           UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS
                              AS OF JUNE 30, 1997
                             (Amounts in thousands)






                                                                                                                Pro Forma
                                                                                                                As Adjusted
                                                                                            Pro Forma             For ICS
                                                             Lason             ICS          Adjustments         Acquisition
                                                            -------           -----        -------------       -------------
ASSETS
Current Assets                                              $  36,470        $   4,752      $        --           $   41,222
Property and equipment, net                                    11,286            3,821               --               15,107
Intangibles, net                                               56,975            7,001            6,867 (A)           70,843
Other assets                                                    1,996              179               --                2,175
                                                            ---------        ---------      -----------           ----------
     TOTAL ASSETS                                           $ 106,727        $  15,753      $     6,867           $  129,347
                                                            =========        =========      ===========           ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current portion, long term debt                             $      --        $   4,529      $    (4,529)(B)       $       --
Other current liabilities                                      11,445            2,558               --               14,003
                                                            ---------        ---------      -----------           ----------
     TOTAL CURRENT LIABILITIES                                 11,445            7,087           (4,529)              14,003
Long term debt, less current portion                           27,400            6,191           12,709 (B)           46,300
Minority interests                                                355               --               --                  355
Other liabilities                                               2,915               --               --                2,915
                                                            ---------        ---------      -----------           ----------
     TOTAL LIABILITIES AND MINORITY INTERESTS                  42,115           13,278            8,180               63,573
                                                            ---------        ---------      -----------           ----------
Common stock with a put option                                  1,060               --               --                1,060

STOCKHOLDERS' EQUITY
Redeemable preferred stock                                         --            2,118           (2,118)(C)               --
Common stock                                                       89                1               (1)(C)               89
Additional paid in capital                                     54,577            1,468             (306)(C)           55,739
Stock warrants                                                     --              543             (543)(C)               --
Retained earnings                                               8,886           (1,655)           1,655 (C)            8,886
                                                            ---------        ---------      -----------           ----------
     TOTAL STOCKHOLDERS' EQUITY                                63,552            2,475           (1,313)              64,714
                                                            ---------        ---------      -----------           ----------

                                                            ---------        ---------      -----------
     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY             $ 106,727        $  15,753      $     6,867           $  129,347
                                                            =========        =========      ===========           ==========





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                                  LASON, INC.
        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                     FOR THE SIX MONTHS ENDED JUNE 30, 1997
                 (Amounts in thousands, except per share data)






                                                                                                                       Pro Forma
                                                                                                                       As Adjusted
                                                                                                    Pro Forma           For ICS
                                                              Lason                 ICS              Adjustments       Acquisition
                                                              ------                ---            --------------      -----------
Revenues, net of postage                                      $53,658             $ 8,532               $   --          $62,190
Cost of revenues                                               37,147               5,625                   --           42,772
                                                              -------               -----               ------          -------
     Gross profit                                              16,511               2,907                   --           19,418
Selling, general and administrative expenses                    8,395               3,702                   --           12,097
Compensatory option expense                                       109                  --                   --              109
Amortization of intangibles                                     1,041                  --                  231  (D)       1,272
                                                              -------               -----               ------          -------
     Income (loss) from operations                              6,966                (795)                (231)           5,940
Interest expense, net                                             740                 543                  107  (E)       1,390

                                                              -------               -----               ------          -------
Income (loss) before income taxes and minority interest
          in net income of subsidiaries                         6,226              (1,338)                (339)           4,549
Provision for income taxes                                      2,250                  --                 (531) (F)       1,719
                                                              -------               -----               ------          -------
     Income (loss) before minority interest in net
          income of subsidiaries                                3,976              (1,338)                 193            2,831

Minority interest in net income of subsidiaries                    98                  --                   --               98

Net income (loss)                                             $ 3,878             $(1,338)              $  193          $ 2,733
                                                              =======              ======               ======          =======
Pro forma earnings per share                                                                                            $  0.30 (G)
                                                                                                                        =======




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                                  LASON, INC.
        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                 (Amounts in thousands, except per share data)






                                                                                                               Pro Forma
                                                                                                              As Adjusted
                                                                                             Pro Forma          For ICS
                                                            Lason             ICS            Adjustments       Acquisition
                                                            -----             ---            -----------      ------------
Revenues, net of postage                                    $69,937          $20,049           $    --          $ 89,986
Cost of revenues                                             47,587           12,577                --            60,164
                                                            -------          -------           -------          --------
     Gross profit                                            22,350            7,472                --            29,822
Selling, general and administrative expenses                 12,628            6,572                --            19,200
Compensatory option expense                                     936               --                --               936
Amortization of intangibles                                   1,121               --               462 (D)         1,583
                                                            -------          -------           -------          --------
     Income from operations                                   7,665              900              (462)            8,103
Interest expense, net                                         1,760            1,217                95 (E)         3,072

                                                            -------          -------           -------          --------
Income (loss) before income taxes and minority interest
          in net income of subsidiaries                       5,905             (317)             (557)            5,031
Provision for income taxes                                    2,103               --              (219)(F)         1,884
                                                            -------          -------           -------          --------
     Income (loss) before minority interest in net
          income of subsidiaries                              3,802             (317)             (338)            3,147
Minority interest in net income of subsidiaries                  71               --                --                71

Net income (loss)                                           $ 3,731          $  (317)          $  (338)         $  3,076
                                                            =======          =======           =======          ========
Pro forma earnings per share                                                                                    $   0.45 (G)
                                                                                                                ========




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                                  LASON, INC.
                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                       CONSOLIDATED FINANCIAL INFORMATION


     In July 1997, Lason Systems, Inc. ("Lason"), a wholly-owned subsidiary of Lason, Inc. (together with its subsidiaries, the "Company"), acquired 100% of the outstanding common stock of Image Conversion Systems, Inc. ("ICS") for approximately $18.9 million in cash and 47,441 shares of the Company's common
stock valued at approximately $1.1 million.   Of the total cash payment,
approximately $10.5 million was used to repay the outstanding debt of ICS and approximately $8.4 million was paid to the selling shareholders.

     The shares of common stock issued in connection with the acquisition of ICS (i) are being held in escrow as collateral to indemnify the Company if contingencies set forth in the purchase agreement occur within twelve months from the date of the acquisition, and (ii) are subject to forfeiture if ICS does not achieve targeted operating income in 1997 and in 1998. Further, if the operating income of ICS for such periods exceeds a targeted level, the purchase price may be increased by approximately $3.0 million payable to certain selling shareholders, two-thirds in cash and one-third in shares of the Company's common stock. All shares of common stock, are generally subject to a twenty four month lock-up agreement which restricts the owner's ability to sell such shares. The Company has agreed to register the shares of common stock for sale subsequent to the lock-up period. Purchase price contingencies, if any, will be recorded as adjustments to the purchase price when the contingencies are resolved.

BALANCE SHEET

     The excess of the purchase price and liabilities assumed over the fair value of the net assets acquired has been allocated to the tangible and intangible assets based on Lason's estimate of the fair market value of the net assets acquired. The allocation of the excess purchase price paid for ICS is as follows:


                                                                           ($ in millions)
    Fair value of net assets acquired, after repayment of assumed debt          $ 6.2
    Allocation of purchase price in excess of acquired assets:
        Goodwill                                                                 13.8
                                                                                -----
                                                                                $20.0

    Plus liabilities assumed                                                      2.6
                                                                                -----

        Total purchase price                                                    $22.6
                                                                                =====








The unaudited pro forma condensed consolidated balance sheet as of June 30, 1997 includes the following pro forma adjustments:


(A) A pro forma adjustment has been made to record goodwill related to the ICS acquisition.


(B) To record revolving credit borrowings used to fund the acquisition of ICS and the repayment of ICS debt outstanding, including accrued interest thereon, upon consummation of the acquisition.


(C) Presents the issuance of 47,441 shares of common stock, valued at approximately $1.1 million, related to the acquisition of ICS and eliminates historical equity balances of ICS.




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


                                  LASON, INC.
                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                       CONSOLIDATED FINANCIAL INFORMATION

                                  (concluded)



STATEMENTS OF INCOME

     The accompanying unaudited pro forma condensed consolidated statements of income for the six months ended June 30, 1997 and for the year ended December 31, 1996 present the results of operations as though the ICS acquisition had been consummated on January 1, 1996. ICS's fiscal year end was October 31. Accordingly, the results of operations for ICS are included for the twelve months ended October 31, 1996 and for the six months ended April 30, 1997.

     The accompanying unaudited pro forma condensed consolidated statements of income for the six months ended June 30, 1997 and for the year ended December 31, 1996 have been prepared by combining the historical results of operations for the Company and, where applicable, ICS for such respective periods and include the following adjustments:


(D) Pro forma adjustments for the six months ended June 30, 1997 and for the year ended December 31, 1996 have been made to increase amortization by $231,000 and $462,000, respectively, related to purchase price allocated to goodwill as if the acquisition of ICS had occurred as of January 1, 1996. Goodwill is amortized using a straight-line method over 30 years.

(E) Pro forma adjustments for the six months ended June 30, 1997 and for the year ended December 31, 1996 have been made to increase interest expense by $107,000 and $95,000, respectively, related to revolving credit borrowings used to fund the acquisition of ICS, including the repayment of ICS debt then outstanding.

(F) A tax benefit at a 34% federal statutory rate has been calculated for ICS assuming the benefit was used in the Company's consolidated tax return for the periods presented. Additionally, pro forma tax deductible adjustments have been tax effected at a 34% federal statutory rate.

(G) Pro forma earnings per share is computed by dividing pro forma net income by the weighted average common share and common share equivalents outstanding. The pro forma common shares and common share equivalents outstanding for the six months ended June 30, 1997 and the year ended December 31, 1996 were 9,146,386 and 6,811,690, respectively.



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








                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





Dated:  October 13, 1997          LASON, INC.




                                  By:   /s/ William J. Rauwerdink
                                        --------------------------------------
                                        William J. Rauwerdink
                                        Its:  Executive Vice President





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


                                 EXHIBIT INDEX


EXHIBIT        DESCRIPTION:
-------        ------------


2.9 Agreement of Purchase and Sale of Stock with respect to the ICS Acquisition was filed as an exhibit to the Company's Form 8-K filed with the Securities and Exchange Commission on August 4, 1997 and is incorporated herein by reference.

23.1           Consent of Arthur Andersen L.L.P.


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